EXHIBIT 99.1

DHI Group, Inc. Concludes Strategic Alternatives Process
To Continue Tech-Focused Strategy as Independent Company

New York, New York, April 12, 2017 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading online career resource and talent acquisition platform for technology professionals and other select professional communities, today announced that it has formally concluded its previously announced exploration of strategic alternatives and will continue to operate as an independent company.

Since November 2016, the Company, with the assistance of its financial advisor, Evercore, has been engaged in a comprehensive exploration of alternative ownership options to optimize shareholder value and support execution of its growth strategy. The Board has determined that the interests of the Company’s shareholders are best served at this time by remaining as an independent company, and continuing to execute the Company’s tech-focused strategy. As previously announced, the Company’s tech-focused strategy includes aligning its financial and operational resources to the global technology recruitment markets. The market for technology jobs offers the most promising opportunities for growth in revenue and market share. The Company is therefore executing on the investments and organizational changes required to most effectively compete in this sector.
John Barter, Chairman of the Board of Directors stated, "The Board, together with its independent advisors, conducted a comprehensive exploration of strategic alternatives with the intent of maximizing long-term shareholder value. We remain committed to maximizing shareholder value, which we believe, at this point, is best achieved by pursuing the Company’s previously announced tech-focused strategy. Therefore, we have decided to formally conclude the strategic alternatives process at this time.”
With the conclusion of the strategic alternatives process, the Company plans to pursue the tech-focused strategy it has been executing since November 2016 and will consider additional measures to facilitate this, including: continuing investments in its core tech business, divesting assets that aren’t core to its tech-focused strategy, and exploring acquisitions.
“Throughout the strategic alternatives process we have emphasized that we are committed to our tech-focused strategy and have the resources to carry it out, regardless of the outcome of that process. Accordingly, we have already been executing on this strategy by prioritizing initiatives and reallocating resources. Importantly, we’ve stepped up innovation in our tech focused businesses; adding skills assessment services like HackerEarth, and deepening engagement with professionals with new Dice Careers App features, to name two,” said Michael Durney, President and Chief Executive Officer of DHI Group, Inc. “All of our efforts now are designed to reinvigorate our tech franchise, broaden our market opportunity, accelerate next-generation product development, and ultimately enhance the Company's growth opportunities and shareholder value. We will provide a more detailed update when we report first quarter 2017 results.”

Investor Contact
Brendan Metrano
VP, Investor Relations
DHI Group, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for professional communities including technology and security clearance, financial services, energy, healthcare and hospitality. Our mission is to empower professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source and hire the most qualified professionals in select and highly-skilled occupations, while professionals use our websites and services to find the best employment opportunities in and the most timely news and information about their respective areas of expertise. For over 25 years, we have built our company on providing employers and recruiters with efficient access to high-quality, unique professional communities, and offering the professionals in those communities access to highly-relevant career opportunities, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions.  These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness.  These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.